EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
APRIL 11, 2011		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES FORMATION OF PREMIER BANK

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GM-PFBI), a $1.2 billion bank holding company, with banking locations in Kentucky, Ohio, West Virginia, Virginia, Washington, DC and Maryland announced the formation of Premier Bank, Inc, an $820 million West Virginia chartered bank with 23 locations in West Virginia, Virginia, Washington, DC and Maryland.  Premier filed applications with state and federal banking regulatory authorities in September 2010 to merge two of its wholly owned West Virginia banks (First Central Bank and Traders Bank) and the two subsidiary banks obtained via the acquisition of Abigail Adams National Bancorp (Adams National Bank and Consolidated Bank & Trust) with and into Boone County Bank, also a West Virginia chartered bank.  In the first quarter of 2011, Premier received the required approvals from all federal and state banking regulatory authorities to go ahead with its plans and as of the close of business on Friday, April 8, 2011, the five banks have been merged to form Premier Bank, Inc. (“Premier Bank”).

The bank will be organized into five divisions based upon the previous five individual banks, each with its own divisional president.  First Central Division President Denny Klingensmith commented, “I was strongly in favor of organizing the bank so that we can still make local lending decisions in each of our well established market areas and be able to take care of our customers locally.  If a customer in my market area needs a loan, they can come and see me.  I can make them a loan.”

“Premier Bank will have divisional headquarters stretching from Madison, West Virginia to Washington, DC,” stated Boone Division President Emma Byrnside.  “As we open a new chapter in the long history of this bank started in the coal fields of West Virginia, our employees will have opportunities to expand their careers and help customers from southern West Virginia all the way to the east coast in Hampton, Virginia.”

Consolidated Division President Darius Johnson reiterated the importance of enhanced service and continued community presence.  “We are pleased that we will have the capacity to offer some new and exciting products and services to our many loyal customers.  We’ve been in the community nearly 108 years and are optimistically looking forward to our future as a division of Premier Bank.  Given the additional resources we will have, our ability to serve our customers in an efficient manner while maintaining a personal touch will be enhanced.”

Premier Bank will indeed enjoy strong capital ratios.  Pro forma capital ratios as of December 31, 2010 indicated a 9.87% leverage ratio and a 17.68% total risk based capital ratio.  The FDIC defines a leverage ratio of 5.00% and a total risk-based capital ratio of 10.00% as well capitalized in its Prompt Corrective Action Provisions.

Tom Lookabaugh, Traders Division President has an appreciation for the amount of work that has gone into creating Premier Bank.  “I have founded a bank from scratch during my career, Citizens First Bank.  The merger of five separate banks is every bit equivalent to the complexity of the decisions required to start a bank.  I have come to appreciate the hard work, talent and dedication of all of our collective employees and I am proud to be part of a management team that has based its decisions on how we can best provide service to our customers first.  Over the summer, we are migrating to a new common operating system, changing to a common ATM network with real time balances, and establishing loan and deposit operations centers.  The majority of our employees will be front line service people available to help the customer and provide what we call ‘Premier Service’.”

Premier Bank will be establishing a loan operations center at the Traders Division headquarters in Ravenswood, West Virginia and a deposit operations center at the Boone Division headquarters in Madison, West Virginia, freeing resources to pursue loan demand in the economic growth areas in the First Central Division and Washington Division market areas.  Newly appointed Washington Division President Boris Orcev commented, “In the Washington DC market, we have been out of the ‘game’ for so long dealing with regulatory agreements and solidifying our internal operations.  With the combined resources of Premier Bank, we are anxious to begin soliciting new customers and making loans once again.  Our plans include catering our services to the small business entrepreneurs in and around the metro area.  With a new start and a new name, I believe that our customers will once again begin to see our local employees’ enthusiasm for banking and helping to make a positive difference in the lives of our customers.”

In addition to Premier Bank, Premier Financial Bancorp owns Citizens Deposit Bank & Trust, a $200 million bank headquartered in Vanceburg, Kentucky; Farmers Deposit Bank, a $61 million bank headquartered in Eminence, Kentucky; and Ohio River Bank, a $95 million bank headquartered in Ironton, Ohio.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.